SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.[ ])


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              INTIMATE BRANDS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


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       paid previously. Identify the previous filing by registration statement
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       (4)      Date Filed: ___________________________

                                   [IBI LOGO]


                              Three Limited Parkway
                              Columbus, Ohio 43230
                                 (614) 415-8000

                                                                  April 20, 2001

Dear Stockholder:

     You are cordially invited to attend our 2001 annual meeting of stockholders to be held at 10:30 a.m., Eastern Daylight Time, on May 21, 2001, at the offices of Bath & Body Works, Inc. located at Seven Limited Parkway East, Reynoldsburg, Ohio. Should you require assistance in finding the location of the meeting, please call (614) 415-6900. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of Intimate Brands.

     The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or by Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.



                                                     Sincerely yours,


                                                     [LOGO]
                                                     Leslie H. Wexner
                                                     Chairman of the Board

                                   [IBI LOGO]


                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 21, 2001

                                                                  April 20, 2001

TO OUR STOCKHOLDERS:

         We are pleased to invite you to attend our 2001 annual meeting of stockholders to:

          o    Elect three directors to serve for terms of three years.

          o Vote on a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 1,100,000,000 to 2,200,000,000. Of the 2,200,000,000 shares of
               Common Stock, 1,100,000,000 will initially be designated as shares of Class A Common Stock and 1,100,000,000 will initially be designated as shares of Class B Common Stock.

          o Transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on March 30, 2001 may vote at the meeting.

         Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

                                     By Order of the Board of Directors


                                     [LOGO]
                                     Leslie H. Wexner
                                     Chairman of the Board

                        PROXY STATEMENT TABLE OF CONTENTS





Information About the Annual Meeting and Voting..........................      2
Election of Directors....................................................      4
Nominees and directors...................................................      4
Information concerning the Board of Directors............................      5
Committees of the Board of Directors.....................................      5
Security ownership of directors and management...........................      7
Amendment to Increase Authorized Number of Shares........................      9
Executive Compensation...................................................     11
Summary compensation table...............................................     11
Long-term incentive plan awards..........................................     12
Stock options............................................................     12
Compensation of directors................................................     14
Employment agreements with certain executive officers....................     15
Section 16(a) beneficial ownership reporting compliance..................     15
Report of the Compensation Committee.....................................     16
Compensation philosophy..................................................     16
Principal compensation elements..........................................     16
CEO compensation.........................................................     18
Stockholder Return Graph.................................................     19
Share Ownership of Principal Stockholders................................     20
Relationship and Transactions with The Limited...........................     20
Report of the Audit Committee............................................     24
Independent Public Accountants...........................................     25
Other Matters............................................................     25
Stockholder Proposals....................................................     25
Solicitation Expenses....................................................     25

Appendix A...............................................................    A-1
Appendix B...............................................................    B-1

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     The Board of Directors of Intimate Brands, Inc. is soliciting your proxy to vote at our 2001 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. "We", "our", "Intimate Brands" and the "Company" refer to Intimate Brands, Inc.

     We began mailing this proxy statement and the enclosed proxy card on or about April 20, 2001 to all stockholders entitled to vote. Intimate Brands' 2000 Annual Report, which includes our financial statements, is being sent with this proxy statement.

   Date, time and place of meeting

Date:            May 21, 2001
Time:            10:30 a.m., Eastern Daylight Time
Place:           Bath & Body Works, Inc.
                 Seven Limited Parkway East
                 Reynoldsburg, Ohio

   Shares entitled to vote

     Stockholders entitled to vote are those who owned Intimate Brands Class A Common Stock and Class B Common Stock (which we refer to together throughout this proxy statement as "Common Stock") at the close of business on the record date, March 30, 2001. Each share of Class A Common Stock that you own entitles you to one vote, and each share of Class B Common Stock that you own entitles you to three votes.

     As of the record date, there were [___________] shares of Class A Common Stock outstanding and [__________] shares of Class B Common Stock outstanding. The Class B Common Stock represents approximately 94% of the voting power of Intimate Brands, and all of it is held by The Limited, Inc. (which we refer to throughout this proxy statement as "The Limited"). The Class A Common Stock and the Class B Common Stock will vote together as a single class on all matters submitted to stockholders for approval at the annual meeting.

   Voting your proxy

     Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

     The enclosed proxy card indicates the number of shares that you own.

     Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

     o "FOR" the election of three nominees for director (as described on page 4); and;

     o "FOR" the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that Intimate Brands is authorized to issue from 1,100,000,000 to 2,200,000,000. Of the 2,200,000,000 shares of Common Stock,
          1,100,000,000 will initially be designated as shares of Class A Common Stock and 1,100,000,000 will initially be designated as shares of Class B Common Stock (as described on page 9).

     If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

   Revoking your proxy

     You may revoke your proxy by:

     o submitting a later dated proxy (including a proxy via telephone or the Internet),

     o notifying our Secretary in writing before the meeting that you have revoked your proxy, or

     o    voting in person at the meeting.

   Voting in person

     If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 30, 2001, the record date for voting.

   Appointing your own proxy

     If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

   Quorum requirement

     A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

     Vote necessary to approve proposals


             Item*                     Vote Necessary*
             ----                      --------------
Election of directors           Directors are elected by a plurality of the
                                votes represented by the shares of Common Stock present at the meeting in person or by proxy.
                                This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot.

Amendment to Amended and        Approval of an amendment to the Company's
Restated Certificate of         Amended and Restated Certificate of
Incorporation to increase       Incorporation to increase the number of
number Intimate Brands'         authorized shares of Common Stock requires the
Common Stock                    affirmative vote of a majority of the shares of
                                entitled to of authorized shares vote.

----------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.

                              ELECTION OF DIRECTORS

     Our Board of Directors has nominated three directors for election at the annual meeting. If you elect the three nominees, they will hold office for a three-year term expiring at the 2004 annual meeting or until their successors have been elected. All nominees are currently serving on our Board of Directors.

     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

     Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than fourteen days before the annual meeting, a notice stating (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (b) the principal occupation or employment of each nominee and (c) the number of shares of Common Stock of the Company beneficially owned by each nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.

     The Board of Directors recommends the ELECTION of all of the following nominees of the Board of Directors:

   Nominees and directors

     Nominees of the Board of Directors for election at the 2001 annual meeting.

William E. Kirwan                Director since 1998                     Age 63

     Dr. Kirwan has been president of The Ohio State University since 1998. Dr. Kirwan has also been a director of Columbia Gas since September 1998 and a director of Bank One Advisory Board since 1998.

Beth M. Pritchard                Director since 1995                     Age 54

     Ms. Pritchard has been President and Chief Executive Officer of Bath & Body Works, Inc. ("Bath & Body Works") since November 1993, and assumed such position with Intimate Brands in 1995. Ms. Pritchard also has served as Chief Executive Officer of Victoria's Secret Bath and Fragrance from June 1996 to March 1998. For approximately one and one-half years prior to assuming her position with Bath & Body Works, Ms. Pritchard held the position of Executive Vice President and General Manager at Bath & Body Works. From 1991 until 1993, she was Executive Vice President at Express, a business operated by The Limited, Inc. ("The Limited"). Ms. Pritchard is also a director of Borders Group, Inc.

Leslie H. Wexner                 Director since 1995                     Age 63

     Mr. Wexner has been Chairman of the Board and Chief Executive Officer of Intimate Brands since 1995. Mr. Wexner has been Chief Executive Officer of The Limited since he founded The Limited in 1963 and has been Chairman of the Board of Directors of The Limited for more than five years. Mr. Wexner is also a director of Hollinger International, Inc. and Hollinger International Publishing, Inc.

     Directors whose terms continue until the 2002 annual meeting.

Roger D. Blackwell               Director since 1995                     Age 60

     Dr. Blackwell has been a Professor of Marketing at The Ohio State University since 1965 and is also President and Chief Executive Officer of Roger
D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Dr. Blackwell is also a director of Airnet Systems, Inc., Anthony & Sylvan Pools Corporation, Applied Industrial

Technologies, Inc., The Banc Stock Group, Checkpoint Systems, Inc., The Flex-Funds, Frontstep, Inc. and Max & Erma's Restaurants, Inc.

Grace A. Nichols                 Director since 1995                     Age 54

     Ms. Nichols has been President and Chief Executive Officer of Victoria's Secret Stores, Inc. ("Victoria's Secret Stores") since January 1991, and assumed such position with Intimate Brands in 1995. Prior to her position as President, Ms. Nichols held the position of Executive Vice President, General Merchandise Manager from 1988 to 1991 and Vice President, General Merchandise Manager from 1986 to 1988 at Victoria's Secret Stores.

Donald B. Shackelford            Director since 1995                     Age 68

     Mr. Shackelford has been Chairman of the Board of Fifth Third Bank, Central Ohio, a banking business, since 1998. Mr. Shackelford was Chairman of the Board and Chief Executive Officer of State Savings Bank from 1972 to 1998. He was Chairman of the Board and Chief Executive Officer of State Savings Co. for five years ending in 1997. Mr. Shackelford is also a director of Fifth Third Bancorp., The Limited and Progressive Corporation.

     Director whose term continues until the 2003 annual meeting.

E. Gordon Gee                    Director since 1995                     Age 57

     Dr. Gee has been Chancellor of Vanderbilt University since August 1, 2000. Dr. Gee was the President of Brown University from 1998 to 2000. Dr. Gee was also President of The Ohio State University from 1990 to 1997. Dr. Gee is a director of Allmerica Financial, Dollar General Corporation, Glimcher Realty Trust, The Limited, Hasbro, Inc. and Massey Energy Company.

   Information concerning the Board of Directors

     Our Board of Directors held two meetings in fiscal year 2000. During fiscal year 2000, all of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served.

   Committees of the Board of Directors

     Audit Committee.

     The Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to various audit, financial reporting and other matters. The members of the Audit Committee for the full fiscal year 2000 were Dr. Blackwell (Chair) and Dr. Kirwan. The members of the Audit Committee are all "independent" for purposes of the New York Stock Exchange's listing standards. That is, the Board has determined that none of the Audit Committee members has a relationship to the Company that may interfere with the exercise of his or her independence from the Company and its management. The Board has adopted a written charter for the Audit Committee setting out the functions the Committee is to perform. A copy of that charter is attached to this proxy statement as Appendix A, and the Audit Committee's Report can be found on page 24 of this proxy statement. The Audit Committee held five meetings in fiscal year 2000.

     Compensation Committee.

     The Compensation Committee of the Board reviews executive compensation and administers our stock option and performance incentive plans. Its members are Dr. Gee (Chair) and Mr. Shackelford. A copy of the Report of the Compensation Committee can be found on page 16 of this proxy statement. Members of the Compensation Committee held four meetings in fiscal year 2000 and took action in writing without a meeting on ten occasions.

     Executive Committee.

     The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. Among other things, the Executive Committee may declare dividends, authorize the issuance of stock and authorize the seal of Intimate Brands to be affixed to papers that require it. Its members during fiscal year 2000 were Mr. Wexner (Chair) and Mr. Blackwell. The Executive Committee took action in writing without a meeting on ten occasions in fiscal year 2000.

   Security ownership of directors and management

     The following table shows certain information about the securities ownership of all directors of Intimate Brands, the executive officers of Intimate Brands named in the Summary Compensation Table below and all directors and executive officers of Intimate Brands as a group.


                                      Number of Shares                       Number of Shares
                                      of Class A             Percent of            of                     Percent of
                                      Common Stock             Class        The Limited Common            The Limited
                                      Beneficially           Percent of     Stock Beneficially              Common
Name                                  Owned(a)(b)(c)           Class            Owned(a)(b)                   Stock
----                                  --------------         ----------     ------------------            ------------
Roger D. Blackwell....................                               *                                           *
E. Gordon Gee.........................                               *                    (d)                    *
Kenneth B. Gilman.....................               (e)             *                    (d)(f)(g)              *
V. Ann Hailey.........................                               *                                           *
William E. Kirwan.....................                               *                                          **
Grace A. Nichols......................                               *                    (d)(f)                 *
Beth M. Pritchard.....................               (h)             *                    (f)                    *
Leonard A. Schlesinger................                               *                    (d)                    *
Donald B. Shackelford.................                               *                    (d)(f)                 *
Leslie H. Wexner......................                               *                    (d)(g)(i)          [___]%
All directors and executive officers as              (j)        [___]%                    (d)(g)(k)          [___]%
   a group............................

-------------------

*    Less than 1%.

**   Not applicable.

(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(b)  Reflects ownership as of March 2, 2001.

(c) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Dr. Blackwell, ________; Dr. Gee, ________; Mr. Gilman, ________; Mr. Kirwan, ________; Ms. Nichols, ________; Ms.
Pritchard, ________; Mr. Shackelford, ________; Mr. Wexner, ________; and all directors and executive officers as a group, _________.

(d) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Dr. Gee, ________; Mr. Gilman, ________; Ms. Nichols, _______; Dr. Schlesinger, ________; Mr. Shackelford, ________; Mr. Wexner, ________; and all directors and executive officers as a group, _______. Included in Mr. Wexner's ________ shares are ________ shares issuable within 60 days upon the exercise of outstanding stock options by Abigail S. Wexner as to which Mr. Wexner may be deemed to share the power to vote or direct the disposition.

(e) Includes ________ shares owned by family members, as to which Mr. Gilman disclaims beneficial ownership.

(f) Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr. Gilman, ________; Ms. Nichols, _______; Ms. Pritchard, ________; and Mr. Shackelford, --------.

(g) Includes the following number of shares held in an employee benefit plan, over which the participant has the power to dispose or withdraw shares: Mr. Gilman, ________; Mr. Wexner, ________(reflects ownership as of February 28,
2001); and all directors and executive officers as a group, _______.

(h) Includes ________ shares, as to which Ms. Pritchard disclaims beneficial ownership.

(i) Includes ________ shares held by Health and Science Interests II, ________ shares held by The Wexner Foundation and ________ shares held by The Wexner Children's Trust. Mr. Wexner disclaims beneficial ownership of the shares held by Health and Science Interests II and The Wexner Foundation. Mr. Wexner shares investment and voting power with others with respect to shares held by The Wexner Foundation. Includes ________ shares owned by Mr. Wexner's wife as to which Mr. Wexner may be deemed to share the power to vote or direct the disposition. Excludes ________ shares held in a trust of which Mrs. Wexner is a beneficiary and as to which Mr. Wexner disclaims beneficial ownership.

(j)  [Includes _______ shares as to which beneficial ownership is disclaimed].

(k)  [Includes _______ shares as to which beneficial ownership is disclaimed].

                AMENDMENT TO INCREASE AUTHORIZED NUMBER OF SHARES

     The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 1,155,000,000 shares of Capital Stock, of which 1,100,000,000 shares are Common Stock and 55,000,000 shares are Preferred Stock. In January 2001, the Board of Directors adopted a resolution proposing that our Amended and Restated Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 2,200,000,000 (of which 1,100,000,000 will initially be designated as shares of Class A Common Stock and 1,100,000,000 will initially be designated as shares of Class B Common Stock), subject to stockholder approval of the amendment.

     Our Board of Directors recommends a vote FOR the approval of the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares.

Vote required

     The affirmative vote of holders representing a majority of the outstanding shares of Common Stock is necessary for the adoption of this proposal.

Proposed amendment

     As of March 30, 2001, Intimate Brands had approximately ________________ shares of Class A Common Stock outstanding and ___________ shares of Class B Common Stock outstanding. In addition, ____________ shares of Class A Common Stock ____________ were reserved for issuance under the Company's benefit plans. The Limited owns all of the Company's Class B Common Stock. Of the 55,000,000 shares of Preferred Stock authorized, no shares were outstanding as of March 30, 2001.

     The following is the text of the Section 1(a) of Article IV of the Amended and Restated Certificate of Incorporation of the Company, including the proposed amendment (highlighted in bold):

          The total number of shares of stock which the Corporation shall have authority to issue is 2,255,000,000, consisting of 2,200,000,000 shares of Common Stock, par value is $0.01 per share (the "Common Stock"), and 55,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Common Stock of the Corporation shall be all of one series, and shall be divided into two classes, consisting of Class A Common Stock and Class B Common Stock. The Preferred Stock may be issued in one or more series having such designations as may be fixed by the Board of Directors.

     The following is the text of Section 2(c) of Article IV of the Amended and Restated Certificate of Incorporation of the Company, including the proposed amendment (highlighted in bold):

          Of the 2,200,000,000 shares of Common Stock of the Corporation, 1,100,000,000 shares are designated as shares of Class A Common Stock and 1,100,000,000 shares are designated as shares of Class B Common Stock. The number of shares designated as Class A Common Stock or Class B Common Stock may be increased or decreased from time to time by a resolution or resolutions adopted by the Board of Directors or any duly authorized committee thereof and in accordance with paragraph
          (d)(5)(E) below without the consent of the holders of any outstanding shares of Common Stock or Preferred Stock.

Purpose and effect of the proposed amendment

     In May 2000, we completed a two-for-one stock split which required the issuance of substantially all of the authorized shares of Common Stock not otherwise reserved for issuance under our benefit plans. The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit Intimate Brands by improving our flexibility to issue Common Stock for a variety of corporate purposes, such as to effect future stock dividends, make acquisitions through the use of stock, raise equity capital and adopt additional employee benefit plans or reserve additional shares for issuance under such plans and under plans of acquired companies. The Board also believes that the amendment should also facilitate our ability to accomplish various business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our charter documents, the rules of the New York Stock Exchange, the terms of any series of Preferred Stock or the terms of any agreements or securities we may enter into or issue or applicable law. Other than as permitted or required under our employee benefit plans and under outstanding options, the Board has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any purposes. Whether or not the our shareholders approve this proposal will not impact our existing agreements to issue stock. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board.

     Under our Amended and Restated Certificate of Incorporation, shareholders do not have preemptive rights with respect to Common Stock. Thus, should the Board elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. If the Board elects to issue additional shares of Common Stock, the issuance could have a dilutive effect on the earnings per share, book value per share voting power and shareholdings of current shareholders. In addition to our Common Stock, our Amended and Restated Certificate of Incorporation currently empowers the Board to authorize the issuance of one or more series of Preferred Stock without shareholder approval. Currently, no shares of Preferred Stock of Intimate Brands are issued or outstanding.

     Except for the increase of the number of authorized shares (and the designation of the shares into classes), the proposed amendment would not change any of the provisions of our Amended and Restated Certificate of Incorporation. All shares of Common Stock or Preferred Stock, including the additional shares of Common Stock that would be authorized if the proposed amendment is adopted, which are not issued and outstanding would be issuable at any time or from time to time by action of the Board without further authorization from stockholders, except to the extent that such further authorization is required by the rules of the New York Stock Exchange, the terms of any series of Preferred Stock or the terms of any agreements or securities we may hereafter enter into or issue or applicable law.

     The additional shares of Class A Common Stock which would be authorized and designated by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of Class A Common Stock currently outstanding, and the additional shares of Class B Common Stock which would be authorized and designated by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of Class B Common Stock currently outstanding. The Amended and Restated Certificate of Incorporation empowers the Board to determine the relative rights and limitations of series of Preferred Stock, including, among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of Common Stock as to dividends or distributions of assets of Intimate Brands. It is possible that the future issuance of Preferred Stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holder of Common Stock as dividends or upon liquidation.

     If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. However, if Intimate Brands' shareholders approve the proposed amendment to our Amended and Restated Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

                             EXECUTIVE COMPENSATION

   Summary compensation table

     The following table (the "Summary Compensation Table") shows the compensation paid by Intimate Brands (except, as noted below, for executive officers Wexner, Gilman and Schlesinger, whose compensation was paid by The Limited) to each of the named executive officers of Intimate Brands for each of our last three fiscal years.

                                              Annual Compensation                               Long-Term Compensation Awards
                                   ---------------------------------------------------  --------------------------------------------
                                                                                                          Securities
                                                                          Other Annual                    Underlying     All Other
                                   Fiscal                                 Compensation  Restricted Stock  Options       Compensation
Name and Principal Position (1)     Year      Salary($)(2)  Bonus($)(3)      ($)(4)       Awards($)(5)    Awarded(#)       ($)(6)
-------------------------------    ------     ------------  -----------   ------------  ----------------  ----------    ------------
Leslie H. Wexner................    2000             ---           ---         ---             ---            ---             ---
   Chairman of the Board, Chief     1999       1,185,577     3,331,968         ---     $ 2,353,431 (7)        ---         262,914
   Executive Officer                1998       1,046,154     1,519,392         ---          29,316 (7)    429,564   (7)   154,706

Kenneth B. Gilman...............    2000             ---           ---         ---             ---            ---
   Vice Chairman                    1999         958,077     1,999,181      14,762       2,353,431 (7)        ---         337,363
                                    1998         936,923       935,150      14,955         158,304 (7)        ---         277,290

Beth M. Pritchard...............    2000                                                       ---            ---             ---
   President and Chief              1999         770,673       947,980       9,996             ---            ---         235,535
   Executive Officer-Bath &         1998         727,692       932,356       9,996             ---            ---         197,690
   Body Works

Grace A. Nichols................    2000             ---           ---         ---             ---            ---             ---
   President and Chief              1999         770,673     1,449,250      14,847             ---            ---         270,754
   Executive Officer-Victoria's     1998         727,692       653,058      14,847             ---            ---         246,642
   Secret Stores

Leonard A. Schlesinger..........    2000             ---           ---         ---              -- (7)         -- (7)         ---
   Executive Vice President and     1999         187,981       376,499         ---       1,915,625 (7)    502,110 (7)         ---
   Chief Operating Officer of
   The Limited

-------------------
(1) Executive officers Wexner, Gilman and Schlesinger are also employed by The Limited and received no direct compensation from Intimate Brands. The annual base salary and annual bonus opportunity for executive officers Wexner, Gilman and Schlesinger in respect of their service with The Limited and its affiliates was determined by The Limited's Compensation Committee and was paid by The Limited. Effective March 1, 2001, Mr. Gilman, who also was employed and compensated by The Limited, became Chief Executive Officer of Lane Bryant, Inc. and resigned as a director and executive officer of Intimate Brands and The Limited.

     Mr. Schlesinger joined The Limited on October 1, 1999 as Executive Vice President, Organization, Leadership and Human Resources, was appointed Executive Vice President and Chief Operating Officer of The Limited on March 1, 2001 and became an executive officer of Intimate Brands on May 15, 2000. Amounts disclosed for 1999 are for partial year.

(2)  Amounts reported for 2000 reflect a 53 week fiscal year.

(3) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons. Mr. Schlesinger's bonus amount for 2000 was determined based on his pre-existing agreement with The Limited.

(4) Represents for the 2000 fiscal year, reimbursement of taxes on life insurance premiums paid on behalf of executive officers Gilman, Pritchard, Nichols and Schlesinger; reimbursement of certain taxes on non-qualified retirement plan imputed income paid on behalf of executive officers Wexner, Gilman, Pritchard and Nichols; and reimbursement for tax on relocation expenses for Mr. Schlesinger.

(5) Represents for each executive officer, the restricted stock awards for the specified fiscal year under The Limited, Inc. 1993 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of The Limited's Common Stock on the date on which the awards were made.

     On January 31, 2000, 5,524 restricted shares of The Limited's Common Stock were granted to Mr. Schlesinger. The per share value of The Limited's Common Stock on such date was $15.3438. This award vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

     On October 1, 1999, 100,000 restricted shares of The Limited's Common Stock were granted to Mr. Schlesinger. The per share value of The Limited's Common Stock on such date was $19.1563. This award has been earned in accordance with pre-established financial performance measures and vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

     On May 18, 1999, 101,770 restricted shares of The Limited's Common Stock were granted to each of executive officers Wexner and Gilman. The per share value of The Limited's Common Stock on such date was $23.125. These awards were earned in accordance with pre-established financial performance measures and vested 100% at the end of the 1999 fiscal year.

     On June 1, 1998, 1,770 and 9,558 restricted shares of The Limited's Common Stock were granted to executive officers Wexner and Gilman, respectively. The per share value of The Limited's Common Stock on such date was $16.5625. These awards were made in connection with the distribution in 1998 of the Abercrombie & Fitch shares to The Limited's stockholders. The vesting of these awards is the same as the vesting of the previously granted restricted stock awards to which these adjustment grants relate.

     Restricted shares of The Limited's Common Stock granted prior to August 23, 1999 were subsequently adjusted to reflect the spin-off of Limited Too.

     Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(6) Includes employer matching and supplemental contributions allocated to each executive officer's account under certain of The Limited's qualified and non-qualified defined contribution plans during the year in the amount of $___________ and $___________ for executive officers Wexner, Gilman, Pritchard, Nichols and Schlesinger, respectively.

     Includes term life insurance premiums in the amount of $___________ and $___________ paid on behalf of executive officers Gilman, Pritchard, Nichols and Schlesinger, respectively.

     Includes reimbursement of relocation expenses in the amount of $___________ for Mr. Schlesinger.

(7) Denominated in shares of The Limited's Common Stock. These options have been adjusted to reflect The Limited's two-for-one stock split in May 2000.

   Long-Term Incentive Plan Awards

     Intimate Brands did not grant any awards during our 2000 fiscal year to the executive officers named in the Summary Compensation Table.

   Stock Options

     The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during our 2000 fiscal year.

                        Option Grants in Fiscal Year 2000

                                            Individual Grants                                 Potential Realizable
                               ------------------------------------------------------------      Value at Assumed
                                                Approximate                                   Annual Rates of Stock
                               Securities        % of Total                                    Price Appreciation
                               Underlying     Options Granted to    Exercise                   for Option Term (2)
                                 Options        Associates in       Price Per   Expiration  --------------------------
Name                          Granted (#)(1)     Fiscal Year        Share ($)      Date        5% ($)     10% ($)
----                          --------------     -----------        ---------   ----------  ---------     ------------
Leslie H. Wexner...............

Kenneth B. Gilman..............

Beth M. Pritchard..............

Grace A. Nichols...............

Leonard A. Schlesinger.........

-------------------
(1) On January 31, 2000, options to purchase shares of The Limited's Common Stock were granted to Mr. Schlesinger pursuant to The Limited's 1993 Stock Option and Performance Incentive Plan (1998 Restatement). Such options vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with the Company. The exercise price per share of Mr. Schlesinger's options is set at a premium over the fair market value of The Limited's Common Stock on the grant date.

     These options have been adjusted to reflect The Limited's two-for-one stock split in May 2000.

(2) The assumed rates of growth were selected by the Securities and Exchange Commission ("the Commission") for illustrative purposes only and are not intended to predict or forecast future stock prices.

     The following table shows certain information about stock options exercised by the executive officers named in the Summary Compensation Table during Intimate Brands' 2000 fiscal year and the year-end values of unexercised options held by those executive officers.

                                  Aggregated Option Exercises in 2000 Fiscal Year
                                         and Fiscal Year-End Option Values

                                                                  Number of Securities
                                                                 Underlying Unexercised         Value of Unexercised In-the-
                                                                    Options at Fiscal              Money Options at Fiscal
                                Shares                                  Year-End                          Year-End
                               Acquired on        Value       ------------------------------    ----------------------------
Name                           Exercise(#)   Realized($)(1)   Exercisable(#) Unexercisable(#)   Exercisable   Unexercisable
------------------------------ -----------   --------------   -------------  ---------------    -----------   -------------
Leslie H. Wexner.........                                                (2)              (2)             (2)             (2)
                                                                         (3)              (3)             (3)             (3)

Kenneth B. Gilman........                                                (2)              (2)             (2)             (2)
                                                                         (3)              (3)             (3)             (3)

Beth M. Pritchard........                                                (2)              (2)             (2)             (2)

Grace A. Nichols.........                                                (2)              (2)             (2)             (2)
                                                                         (3)              (3)             (3)             (3)

Leonard A. Schlesinger...                                                (3)              (3)             (3)             (3)

---------
(1) Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of the underlying common stock on the date of exercise over the exercise price of such option.

(2) Denominated in shares of the Intimate Brands' Class A Common Stock. Value is calculated on the basis of the number of shares subject to such option, multiplied by the excess of the fair market value of a share of the Intimate Brands' Class A Common Stock on the last trading day prior to fiscal year-end ($18.21) over the exercise price of such option.

     Options have been adjusted to reflect Intimate Brands' two-for-one stock split in May 2000.

(3) Denominated in shares of The Limited's Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of The Limited's Common Stock on the last trading day prior to fiscal year-end ($19.81) over the exercise price of such option.

     Options have been adjusted to reflect The Limited's two-for-one stock split in May 2000.

     Compensation of directors

     Associates and officers who are directors receive no additional compensation for their service as directors. We provide the following compensation to our directors who are not associates of Intimate Brands for their services as directors:

     o an annual retainer of $20,000 per year (increased by $2,000 for each committee chair held), plus

     o a fee of $1,000 for each Board meeting attended ($500 for a telephonic meeting) and, as committee members, a fee of $750 per committee meeting attended ($200 for a telephonic meeting), and

     o a fee of $200 for each action in writing taken by the Board or any committee.

     Under Intimate Brands' 1995 Non-Associate Director Stock Plan, each director who is not an associate of Intimate Brands receives (i) annual grants of options to purchase 1,000 shares of Intimate Brands' Class A Common

Stock at a price equal to the fair market value of such shares at the date of grant and (ii) 50% of the annual retainer in shares of Intimate Brands' Class A Common Stock.

     Employment agreements with certain executive officers

     In 1997, the Company entered into individual employment agreements with Executive Officers Pritchard and Nichols. Pursuant to these agreements, Ms. Pritchard serves as President and Chief Executive Officer--Bath and Body Works and Ms. Nichols serves as President and Chief Executive Officer--Victoria's Secret Stores. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Pritchard's and Ms. Nichols' agreements provide for an initial base salary of $700,000. Each agreement also provides for incentive plan participation as determined by the Board and life insurance coverage of five million ($5,000,000). Each agreement provides that, if the Company fails to extend the agreement or terminates the executive's employment without cause or if the executive terminates the employment for good reason, the executive will continue to receive her base salary for one year after the termination date. Under the agreements, each executive agrees not to compete with the Company or solicit its employees or customers during the employment term and for one year thereafter. Each executive's agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on an executive, she will be entitled to tax reimbursement payments.

     Section 16 beneficial ownership reporting compliance

     Intimate Brands' officers and directors, and persons who own more than ten percent of a registered class of Intimate Brands' equity securities, must file reports of ownership and changes in ownership of Intimate Brands' equity securities with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Copies of those reports must also be furnished to Intimate Brands.

     Based solely on a review of the copies of reports furnished to Intimate Brands and written representations that no other reports were required, we believe that during fiscal 2000 our officers, directors and greater than ten-percent beneficial owners complied with these filing requirements, except for Mr. Phillip Mallott, a former executive officer, who inadvertently failed to make a timely filing of one report for one transaction.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") reviews and approves Intimate Brands' executive compensation philosophy and policies and the application of such policies to the compensation of executive officers. Messrs. Wexner, Gilman and Schlesinger were compensated by The Limited and did not participate in our compensation and stock programs. Intimate Brands' compensation programs and compensation philosophy are generally consistent with those of The Limited. The Intimate Brands Compensation Committee also meets independently with outside compensation consultants to periodically assess the effectiveness and reasonableness of, Intimate Brands' executive officer compensation program.

     Compensation philosophy

     Intimate Brands attempts to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The compensation program goal is to link executive compensation to business performance that enhances stockholder value. Accordingly, Intimate Brands has structured total compensation for leadership individuals so that a lower proportion is fixed compensation and a much higher proportion is variable keyed to business unit and stock performance.

     Intimate Brands philosophy is based on the following basic principles:

     To Pay for Outstanding Performance.

     Intimate Brands believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total Company and business unit performance are evaluated primarily on the degree to which financial targets are met. Individual performance is evaluated based upon several leadership factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and managing expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

     To Pay Competitively.

     Intimate Brands is committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, Intimate Brands annually compares its pay practices and overall pay levels with other leading retail and, where appropriate, non-retail companies and sets pay guidelines based on this review.

     To Pay Equitably.

     Intimate Brands believes that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of the business, and the performance of each individual executive.

   Principal compensation elements

     The principal elements of executive compensation at Intimate Brands are base salary, short-term performance-based cash incentive compensation and long term equity-based incentive programs. In determining guidelines for each compensation element, Intimate Brands participates in compensation surveys, which include approximately 75 national and regional specialty and department store retail businesses, chosen because of their general similarity to Intimate Brands in business and merchandise focus. In addition, Intimate Brands participates in special surveys focusing on specific segments of the business, such as merchandise design, and the personal care and prestige beauty products businesses. With the help of Intimate Brands' compensation consultants, Intimate Brands analyzes executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develops pay guidelines that generally reward exceptional executive performance with pay well above the industry survey median. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group that Intimate Brands uses for this purpose contains approximately 40% of the companies in the S&P Retail Stores Composite Index represented in the Stockholders Return Graph below. Subject to Intimate Brands' needs, Intimate Brands generally attempts to design all incentive and equity-based compensation programs to be deductible under the Internal Revenue Code of 1986, as amended.

     Base Salary.

     The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution, business growth and brand execution goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

     Performance-based cash incentive compensation.

     Intimate Brands has implemented a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals.

     For most businesses, the goals under this plan are based on operating income. However, goals also may be based on other objectives or criteria, depending on the business unit and its strategy. Intimate Brands sets these goals at the beginning of each six-month season, and bases them on an analysis of historical performance, growth, and income improvement expectations for that business, financial results of other comparable businesses both inside and outside Intimate Brands, and progress toward achieving the strategic plan for that business. Annually, Intimate Brands establishes target cash incentive compensation opportunities for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved or exceeded.

     Equity-based incentive programs.

     The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and shareholder objectives. In 2000, the Committee awarded equity-based incentive compensation under the Company's stock program, to leaders other than those listed in the Summary Compensation Table above. The Committee believes that stock awards, the vesting of which is subject to continued employment, help us to retain key high performing executives.

     Award opportunities for each eligible participant are based on guidelines, which include size of the executive's business unit, the individual's responsibility level within that business, competitive practice and the market price of Intimate Brands' Common Stock. In determining the awards for an executive officer, the Committee evaluates competitive practice and the executive officer's performance and importance to the business.

     Stock options.

     In 2000, Mr. Schlesinger was awarded stock options covering stock of The Limited in the amount set forth in the Option Grants in Fiscal 2000 table above. The exercise price of this grant was at a premium over the fair market value on the date of grant. The option program utilizes vesting periods to encourage retention of key executives.

     Performance-based restricted stock.

     In 2000, Mr. Schlesinger received restricted shares of The Limited's common stock, which vest on a graduated basis over a six year period.

CEO compensation

     In the last completed fiscal year, compensation for Mr. Wexner was determined by the Compensation Committee of The Limited and was therefore based on the performance of, and paid by, The Limited.



                                   Compensation Committee

                                   E. Gordon Gee, Chair
                                   Donald B. Shackelford

                            STOCKHOLDER RETURN GRAPH

     The following graph shows the changes, during fiscal years 2000, 1999, 1998, 1997 and 1996, in the value of $100 invested in the Class A Common Stock of Intimate Brands, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Retail Stores Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.



                 COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG INTIMATE BRANDS, INC., THE S&P 500 INDEX
                       AND THE S&P RETAIL COMPOSITE INDEX



     * $100 INVESTED IN STOCK OR IN INDEX AT THE CLOSING PRICE ON 10/24/95-- INCLUDING REINVESTMENT OF DIVIDENDS.

                    SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table shows all persons who, on March 2, 2001, were known by Intimate Brands to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock of Intimate Brands. The information was obtained from information supplied by shareholders on Schedules 13D and 13G:

                                                          Amount
                                           Class of    Beneficially   Percent
Name and Address of Beneficial Owner        Common         Owned      of Class
-----------------------------------------  ---------   ------------   --------
The Limited, Inc.........................   Class B    411,635,903      84.0%
   Three Limited Parkway
   P.O. Box 16000
   Columbus, Ohio 43216
Wellington Management Company, LLP (1)...   Class A      3,338,259       8.5%
   75 State Street
   Boston, Massachusetts 02109
FMR Corp.(2).............................   Class A      4,677,000       5.9%
   82 Devonshire Street
   Boston, Massachusetts 02109-3614

---------
(1) Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 3,338,259 shares of Intimate Brands' Class A Common Stock which are held of record by clients of Wellington Management Company, LLP.

(2) FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and certain subsidiaries of FMR Corp. may be deemed to be members of a "group" as such term is defined in the rules promulgated by the Commission. FMR Corp. is the beneficial holder of Intimate Brands' Common Stock as a result of the investment-related activities of certain subsidiaries of FMR Corp., members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of its voting power. Mr. Johnson 3d, the chairman of FMR Corp., owns 12.0% of the aggregate outstanding voting stock of FMR Corp. and Ms. Johnson 3d, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.


                 RELATIONSHIP AND TRANSACTIONS WITH THE LIMITED

     The Limited owns 100% of the outstanding Class B Common Stock of Intimate Brands, which represents approximately 94% of the combined voting power of all of Intimate Brands' outstanding Common Stock. The Limited has advised Intimate Brands that it currently intends to continue to hold all of the Class B Common Stock beneficially owned by it. The Limited has no agreement with Intimate Brands not to sell or distribute such shares and there can be no assurance concerning the period of time during which The Limited will maintain its beneficial ownership of Common Stock. Beneficial ownership of at least 80% of the total voting power and value of the outstanding Common Stock is required in order for The Limited to continue to include Intimate Brands in its consolidated group for federal income tax purposes and ownership of at least 80% of the total voting power and 80% of each class of nonvoting capital stock is required in order for The Limited to be able to effect a tax-free spin-off of Intimate Brands in the future.

     Intercompany arrangements

     Intimate Brands' relationship with The Limited is governed, in part, by agreements entered into in connection with the Initial Public Offering, including a services agreement, a corporate agreement, several lease agreements, several shared facilities agreements and a tax-sharing agreement, the material terms of which are summarized below.

     Because the following description of the material terms of the agreements is only a summary, it is not necessarily complete and is qualified in its entirety by reference to the relevant agreements. Copies of the forms of agreements were filed with the Commission as exhibits to Intimate Brands' Registration Statement filed in connection with the Initial Public Offering, and are available for inspection at the Commission.

     Services Agreement. Intimate Brands and The Limited are parties to an intercompany services and operating agreement (the "Services Agreement") with respect to services provided by The Limited (or subsidiaries of The Limited) to Intimate Brands. The services provided by The Limited to Intimate Brands include, among other things, certain accounting, aircraft, associate benefit plan administration, audit, cash management, corporate development, corporate secretary, governmental affairs, human resources and compensation, investor and public relations, international expansion, import and shipping, legal, real estate, risk management, store design/planning, tax and treasury services. The Services Agreement provides that such services are to be provided in exchange for fees which (based on current costs for such services) management believes do not exceed fees that would be paid if such services were provided by independent third parties. Under the Services Agreement, the fees for services provided by The Limited to Intimate Brands during 2000 were approximately [$___________].

     In addition to the identified services, during fiscal 2000, The Limited continued coverage of Intimate Brands under The Limited's umbrella liability, property, casualty and fiduciary insurance policies. Intimate Brands reimburses The Limited for the portion of The Limited's premium cost with respect to such insurance that is attributable to coverage of Intimate Brands. Either The Limited or Intimate Brands may terminate this coverage under The Limited's policies at any time upon prior written notice during the 90 days prior to the anniversary date of the policy, provided that termination of coverage by Intimate Brands may only be for nonpayment and only if a replacement policy, acceptable to The Limited, is entered into by Intimate Brands.

     The Services Agreement further provides for eligible associates of Intimate Brands to participate in The Limited's associate benefit plans. In addition to a monthly services fee, Intimate Brands reimburses The Limited for The Limited's costs (including any contributions and premium costs and including certain third- party expenses and allocations of certain personnel expenses of The Limited) relating to participation by Intimate Brands' associates in any of The Limited's benefit plans.

     The Services Agreement has an initial term of five years and will be renewed automatically thereafter for successive one-year terms, unless either Intimate Brands or The Limited elects not to renew the Services Agreement. After the initial five-year term, the Services Agreement may be terminated at any time by either party upon six months' written notice. Furthermore, the Services Agreement is subject to early termination by either Intimate Brands or The Limited upon six months' written notice if The Limited ceases to own shares of Common Stock representing more than 50% of the combined voting power of the Common Stock of Intimate Brands, whether as a result of a tax- free spin-off of Intimate Brands or otherwise.

     Lease Agreement. The businesses operated by Intimate Brands entered into lease agreements with The Limited or one or more subsidiaries of The Limited (collectively, the "Lease Agreement"). Under the Lease Agreement, The Limited, directly or indirectly, leased to the relevant businesses of Intimate Brands a distribution center and headquarters office space. The Lease Agreement provides for the lessee to lease space at an average annual rental rate equal to $16.15 per square foot, in the case of office space, and $4.35 per square foot, in the case of the distribution centers, subject to adjustment based on the consumer price index every year. Intimate Brands paid The Limited (or subsidiaries of The Limited) approximately [$______________] in lease payments during 2000.

     The Lease Agreement has an initial term of fifteen years and will be renewed automatically thereafter for successive five-year terms unless either the lessor or lessee (or sublessor or sublessee) elects not to renew the Lease Agreement upon at least one year's notice.

     Shared Facilities Agreement. Certain businesses operated by Intimate Brands and certain businesses operated by The Limited entered into shared facilities agreements (collectively, the "Shared Facilities Agreement") pursuant to which the relevant businesses operated by Intimate Brands sub-leased facilities from the relevant businesses operated by The Limited. Under the Shared Facilities Agreement, the sublessee is responsible for its pro rata share

(based on square feet occupied) of all costs and expenses (principally fixed rent) under the relevant lease, plus the portion of any performance-based rent attributable to the sublessee. In 2000, Intimate Brands paid The Limited approximately [$____________] for the portion of the cost and expenses attributable to it under the relevant leases.

     Tax-Sharing Agreement. Intimate Brands is included in The Limited's federal consolidated income tax group and Intimate Brands' federal income tax liability is included in the consolidated federal income tax liability of The Limited and its subsidiaries. In certain circumstances, certain subsidiaries of Intimate Brands are also included with certain subsidiaries of The Limited (other than subsidiaries of Intimate Brands) in combined, consolidated or unitary income tax groups for state and local tax purposes. Intimate Brands and The Limited entered into a tax-sharing agreement (the "Tax-Sharing Agreement") pursuant to which Intimate Brands and The Limited make payments between them such that, with respect to any period, the amount of taxes to be paid by Intimate Brands, subject to certain adjustments, will be determined as though Intimate Brands were to file separate federal, state and local income tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of The Limited arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing combined, consolidated or unitary (as applicable) federal, state and local returns rather than a consolidated subsidiary of The Limited with respect to federal, state and local income taxes. Intimate Brands will be reimbursed, however, for tax attributes that it generates, such as net operating losses, if and when they are used on a consolidated basis.

     In determining the amount of tax-sharing payments under the Tax-Sharing Agreement, The Limited prepares for Intimate Brands pro forma returns with respect to federal and applicable state and local income taxes that reflect the same positions and elections used by The Limited in preparing the returns for The Limited's consolidated group and other applicable groups. The Limited continues to have all the rights of a parent of a consolidated group (and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group), is the sole and exclusive agent for Intimate Brands in any and all matters relating to the income, franchise and similar tax liabilities of Intimate Brands, is solely and exclusively responsible for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of Intimate Brands. In addition, The Limited provides the aforementioned services with respect to Intimate Brands' separate state and local returns and Intimate Brands' foreign returns. Under the Tax-Sharing Agreement, Intimate Brands must pay The Limited a fee intended to reimburse The Limited for all direct and indirect costs and expenses incurred with respect to Intimate Brands' share of the overall costs and expenses incurred by The Limited with respect to tax-related services.

     In general, Intimate Brands will be included in The Limited's consolidated group for federal income tax purposes for so long as The Limited beneficially owns at least 80% of the total voting power and value of the outstanding Common Stock. Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax-Sharing Agreement allocates tax liabilities between Intimate Brands and The Limited, during the period in which Intimate Brands is included in The Limited's consolidated group, Intimate Brands could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of The Limited's consolidated group.

     Corporate Agreement. Intimate Brands and The Limited are parties to a corporate agreement (the "Corporate Agreement") under which Intimate Brands granted to The Limited a continuing option, transferable to any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of Intimate Brands (the "Stock Option"). The Corporate Agreement further provides that, upon the request of The Limited, Intimate Brands will use its best efforts to register under the applicable federal and state securities laws any of the shares of Class B Common Stock and nonvoting capital stock (and any other securities issued in respect of or in exchange for either) held by The Limited for sale in accordance with The Limited's intended method of disposition thereof, and will take such other actions as may be necessary to permit the sale thereof in other jurisdictions, subject to certain limitations specified in the Corporate Agreement. Intimate Brands will pay all out-of-pocket costs and expenses relating to each such registration that The Limited requests or in which The Limited participates. The Corporate Agreement also restricts Intimate Brands from taking certain actions for so long as The Limited maintains beneficial ownership of a majority of the number of outstanding shares of Intimate Brands' Common Stock.

     Intercompany obligations

     Intimate Brands has intercompany obligations to The Limited in an aggregate amount of $100 million, maturing on March 15, 2023 (the "2023 Notes"). The 2023 Notes represent Intimate Brands' proportionate share of certain long-term debt of The Limited, and the interest rates and maturities of the 2023 Notes parallel those of the corresponding debt of The Limited.

     The 2023 Notes bear interest (payable on March 15 and September 15 of each year) at a rate of 7 1/2% per annum. The 2023 Notes are to be automatically prepaid concurrently with any prepayment of the corresponding debt of The Limited. The debt of The Limited corresponding to the 2023 Notes is subject to early redemption by The Limited at its option beginning in 2013 at specified declining premiums.

                          REPORT OF THE AUDIT COMMITTEE

     In accordance with our written charter adopted by the Board in 2000 (a copy of which is filed as Appendix A to this proxy statement), the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following matters: the system of internal control, the audit process, the financial reporting process and the process for monitoring compliance with applicable laws and regulations and our code of business conduct. We and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace our independent public accountants. We also annually review our auditors' qualifications and fees. In addition, we (i) ensure that the Company's independent public accountants submit, on a periodic basis, a formal written statement delineating relationships between the accountants and Intimate Brands, (ii) actively engage in dialogue with the accountants with respect to any disclosed relationships or services that may impact their objectivity and independence and (iii) recommend that the Board take appropriate action in response to the foregoing to satisfy itself of the accountants' independence.

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review the output of these processes. However, we are not professionally engaged in the practice of accounting and auditing. We rely on the information provided to us and on the representations made by management and the independent accountants.

     We have reviewed and discussed Intimate Brands' audited financial statements as of and for the year ended February 3, 2001 and met with both management and our independent accountants to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal and independent accountants the overall scope and plans for their respective audits. We also met with the internal and independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

     We have also discussed with the independent accountants all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent accountants their independence from the Company. When considering the accountants' independence, we considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent accountants to the Company is compatible with maintaining their independence.

     Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that Intimate Brands' audited financial statements be included in our Annual Report on Form 10-K for the fiscal year 2000 for filing with the Securities and Exchange Commission.

                                                 Audit Committee

                                                 Roger D. Blackwell, Chair
                                                 William E. Kirwan

                         INDEPENDENT PUBLIC ACCOUNTANTS

     During our 2000 fiscal year, PricewaterhouseCoopers LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended February 3, 2001. We annually review the selection of our independent public accountants[, but we have not yet selected independent public accountants for the current fiscal year].

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

     Audit Fees. The aggregate fees billed for professional services rendered for the audit of Intimate Brands' annual financial statements and reviews of financial statements contained in the Company's Form 10-Q for the 2000 fiscal year were $_________.

     Financial Information Systems Design and Implementation Fees. The aggregate fees billed for our 2000 fiscal year by our independent accountants, PricewaterhouseCoopers LLP, for (1) directly or indirectly operating, or supervising the operation of, Intimate Brands' information system or managing our local area network and (2) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole was $________.

     All Other Fees. The aggregate fees billed for our 2000 fiscal year for services rendered by PricewaterhouseCoopers LLP, other than those disclosed above, was $_______.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.


                              STOCKHOLDER PROPOSALS

     We may omit from the Proxy Statement and form of proxy relating to the next annual meeting of stockholders any proposals of stockholders which are intended to be presented at that meeting which are not received by the Intimate Brands' Secretary at our principal executive offices on or before December 21, 2001.


                              SOLICITATION EXPENSES

     We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our employees may solicit proxies by telephone, mailgram, facsimile, telegraph, cable and personal interview, in addition to the use of the mails. We have retained Georgeson Shareholder Communications Inc., New York, New York, to aid in the solicitation of proxies relating to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $5,000, plus expenses. We do not expect to pay any other compensation for the solicitation of proxies.


                                        By Order of the Board of Directors

                                        Leslie H. Wexner
                                        Chairman of the Board

                                                                     APPENDIX A


                              INTIMATE BRANDS, INC.

                             Audit Committee Charter

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the following matters: the system of internal control; the audit process; the financial reporting process; and the process for monitoring compliance with applicable laws and regulations and the Corporation's code of business conduct.

     The Audit Committee shall consist of not less than three nor more than five members, who shall be elected by the Board of Directors from the directors who are not employees of the Corporation and who have no other relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. The Board shall designate one member of the Committee to serve as its Chair. Each member of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise. All determinations relating to the eligibility of directors to serve on the Committee shall be made by the Board in the exercise of its business judgment and in a manner consistent with the requirements of the New York Stock Exchange.

     The Audit Committee shall meet as often as it deems necessary, but in no event less than four times per year. The Committee shall have the power to adopt its own operating rules and procedures and to request that members of management, representatives of the Corporation's independent public accountants, and others attend meetings and provide pertinent information. The Committee may also meet in executive session with any of such persons.

     The Corporation's independent public accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Corporation's independent public accountants. The Committee will also annually review their qualification and fees. In addition, the Committee shall (i) ensure that the independent public accountants submit, on a periodic basis, a formal written statement delineating all relationships between such accountants and the Corporation, (ii) actively engage in dialogue with such accountants with respect to any disclosed relationships or services that may impact their objectivity and independence, and (iii) recommend that the Board take appropriate action in response to the foregoing to satisfy itself of such accountants' independence.

     On an annual basis, the Audit Committee will review and reassess the adequacy of this charter.

                                                                     APPENDIX B

                                     PROXY
                             INTIMATE BRANDS, INC.
               This Proxy is Solicited by the Board of Directors
                         Annual Meeting of Stockholders
                                  May 21, 2001

     The Board of Directors recommends a vote "FOR" the following proposals. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

     1. To amend and restate the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock that the Company is authorized to issue from 550,000,000 to 1,100,000,000.

                  [ ] FOR               [ ] AGAINST            [ ] WITHHELD

     2. To elect each of the nominees named below to the Company's Board of Directors.

Election of Directors, Nominees:

William E. Kirwan, Beth M. Pritchard, Leslie H. Wexner

       Election of Directors          [ ] FOR                  [ ] WITHHELD

     For, except vote withheld from following nominee(s):


-------------------------------------------------------------------------------


                (Continued and to be signed on the reverse side)


                            ^ FOLD AND DETACH HERE ^

                                                                           6395

     The undersigned hereby appoints Leslie H. Wexner and V. Ann Hailey, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Class A Common Stock of Intimate Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 21, 2001 at 10:30 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

     The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 20, 2001.

                                          Dated:                         , 2001
                                                -------------------------

                                          -------------------------------------
                                                       Signature


                                          -------------------------------------
                                              Signature (if jointly held)


                                          IMPORTANT: Please date this Proxy and
                                          sign exactly as your name or names
                                          appear hereon. If stock is held
                                          jointly, signature should include
                                          both names. Executors,
                                          Administrators, Trustees, Guardians
                                          and others signing in a
                                          representative capacity should
                                          indicate full titles.

                                I N T I M A T E
                                     brands

Dear Stockholder:

Intimate Brands, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.   To vote over the Internet:

     o Log on to the Internet and go to the web site http://www.eproxyvote.com/ibi

2.   To vote by telephone:

o On a touch-tone telephone, call 1-877-779-8683 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                 Your vote is important. Thank you for voting.